Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

Howard Bancorp, Inc.

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-205476, 333-214333 and 333-219321) and on Forms S-8 (Nos. 333-187714 and 333-191938) of our report dated March 29, 2016, with respect to the consolidated financial statements of Howard Bancorp, Inc. for the year ended December 31, 2015, which report appears in Howard Bancorp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Stegman & Company

Baltimore, Maryland

March 15, 2018